UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 8, 2010

SPS COMMERCE, INC.
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-34702 (Commission File Number)	41-2015127 (IRS Employer Identification No.)

333 South Seventh Street, Suite 1000
Minneapolis, MN (Address of principal executive offices)	55402 (Zip Code)
Registrant’s telephone number, including area code (612) 435-9400

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	— Other Events.
     On December 8, 2010, SPS Commerce, Inc. (the “Company”) completed a follow-on public offering of 3,301,926 shares of common stock (the “Shares”) with a price to the public of $12.25 per share. The syndicate of underwriters for the offering included Stifel, Nicolaus & Company, Incorporated, William Blair & Company, L.L.C., JMP Securities LLC, Needham & Company, LLC, Canaccord Genuity Inc. and Craig-Hallum Capital Group LLC. The Company issued and sold 115,000 Shares in the offering and selling stockholders sold 3,186,926 Shares in the offering. The number of Shares sold by the Company and the selling stockholders in the offering includes the underwriters’ full exercise of their over-allotment option.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

SPS COMMERCE, INC.
Date: December 8, 2010	By /s/ Archie C. Black
Archie C. Black
Chief Executive Officer, President and Director